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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                 May 31, 2001

               Date of Report (Date of earliest event reported):

                                SCORE ONE, INC.
            (Exact name of registrant as specified in its charter)

           Nevada                                                   88-0409164
(State or other jurisdiction       (Commission File Number)      (I.R.S. Employer
     of incorporation)                                        Identification Number)

                            Room 3402, 34th Floor,
                                Cable TV Tower
                               9 Hoi Shing Road
                             Tsuen Wan, Hong Kong
                   (Address of principal executive offices)

Registrant's telephone number, including area code:  011-852-2406-8978

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 31, 2001 (the "Closing Date"), Advanced Technology International Holdings Ltd. ("ATIH"), a wholly owned subsidiary of the Registrant, purchased from Mr. Shum Kai Tong all of the issued and outstanding equity interests of World Top Development Ltd. ("World Top"), a company incorporated in the British Virgin Islands in consideration of HK$90 million. The only asset of World Top is a 100% equity interest in King Peace Ltd. ("King Peace"), a company incorporated in Hong Kong. In turn, the only asset of King Peace is all the registered capital of Jiang Yin Kaicheng Copper Clad Laminated Sheet Co. Ltd. ("Jiang Yin"), a wholly foreign owned enterprise established in the People's Republic of China whose principal activities are the manufacture and sale of copper clad laminated sheets. Jiang Yin has been one of ATIH's laminated sheet suppliers. For the three years ended December 31, 2000, total purchases of ATIH from Jiang Yin were HK$8,995,969, HK$40,767,476 and HK$6,928,154 respectively.
HK$36,000,000 of the purchase price was paid from the proceeds of a placement of shares of a newly formed indirect subsidiary of the Registrant. HK$40,800,000 of the purchase price previously was paid by ATIH prior to the Closing Date from the working capital of ATIH and HK$13,200,000 is scheduled to be paid in August 2002.

ITEM 7.  FINANCIAL STATEMENTS

     (a) Financial Statements of Businesses Acquired.
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         The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

     (b) Forma Financial Information.
         ---------------------------

         The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SCORE ONE, INC.

Date:  June 14, 2001                 By:  /s/ Wing Cheong Ho
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                                          Wing Cheong Ho, President

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